                                                                   EXHIBIT 4.15



                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


                                    between


                            AIR SOUTH AIRLINES, INC.


                                      and


                       FIL-FIBER MANUFACTURING, INC. LTD


                         Dated as of September 30, 1996

                               TABLE OF CONTENTS




                                                                                                          Page
ARTICLE I         DEFINITIONS
         SECTION 1.01.     DEFINITIONS..................................................................    1

ARTICLE II        PURCHASE AND SALE OF CONVERTIBLE DEBENTURES
         SECTION 2.01.     ISSUANCE, SALE AND DELIVERY OF THE CONVERTIBLE
                           DEBENTURES...................................................................    6
         SECTION 2.02.     CLOSING......................................................................    6

ARTICLE III       CONVERSION
         SECTION 3.01.     CONVERSION; NUMBER...........................................................    7
         SECTION 3.02.     CONVERSION PROCEDURE.........................................................    7
         SECTION 3.03.     REPRESENTATIONS, WARRANTIES, COVENANTS, NO
                           DEFAULT, CONDITIONS PRECEDENT TO CONVERSION..................................    7

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         SECTION 4.01.     ORGANIZATION, QUALIFICATIONS AND CORPORATE
                           POWER........................................................................    8
         SECTION 4.02.     AUTHORIZATION................................................................    8
         SECTION 4.03.     VALIDITY.....................................................................    9
         SECTION 4.04.     CAPITALIZATION...............................................................    9
         SECTION 4.05.     FINANCIAL STATEMENTS.........................................................   10
         SECTION 4.06.     EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE
                           SHEET........................................................................   10
         SECTION 4.07.     COMPLIANCE WITH INSTRUMENTS..................................................   10
         SECTION 4.08.     LITIGATION...................................................................   11
         SECTION 4.09.     COMPLIANCE WITH LAW..........................................................   11
         SECTION 4.10.     TITLE TO PROPERTIES..........................................................   11
         SECTION 4.11.     LEASEHOLD INTERESTS..........................................................   11

         SECTION 4.12.     TAXES........................................................................   12
         SECTION 4.13.     PATENTS, TRADEMARKS, ETC.....................................................   12
         SECTION 4.14.     OUTSTANDING DEBT; LOANS AND ADVANCES.........................................   13
         SECTION 4.15.     GUARANTEES...................................................................   13
         SECTION 4.16.     GOVERNMENTAL APPROVALS.......................................................   13
         SECTION 4.17.     DISCLOSURE...................................................................   13
         SECTION 4.18.     BROKERS......................................................................   13
         SECTION 4.19.     SECURITIES ACT...............................................................   13




         SECTION 4.20.     MARGIN REGULATIONS...........................................................   14
         SECTION 4.21.     INSURANCE COVERAGE...........................................................   14
         SECTION 4.22.     ERISA........................................................................   14
         SECTION 4.23.     ENVIRONMENTAL COMPLIANCE.....................................................   15
         SECTION 4.24.     PERMITS AND LICENSES.........................................................   15
         SECTION 4.25.     BOARD COMPOSITION............................................................   15

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
         SECTION 5.01.     REPRESENTATIONS AND WARRANTIES OF THE
                           PURCHASER....................................................................   15

ARTICLE VI        CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER........................................   16
         SECTION 6.01.     CONDITIONS TO THE OBLIGATION OF THE PURCHASER................................   16

ARTICLE VII       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
         SECTION 7.01.     CONDITIONS TO THE OBLIGATION OF THE COMPANY..................................   18

ARTICLE VIII      COVENANTS OF THE COMPANY
         SECTION 8.01.     FINANCIAL STATEMENTS AND REPORTS.............................................   19
         SECTION 8.02.     CORPORATE EXISTENCE..........................................................   21
         SECTION 8.03.     MAINTENANCE OF PROPERTIES AND INSURANCE......................................   21
         SECTION 8.04.     INSPECTION, CONSULTATION AND ADVICE..........................................   21
         SECTION 8.05.     RESTRICTIVE AGREEMENTS PROHIBITED............................................   22
         SECTION 8.06.     TRANSACTIONS WITH AFFILIATES.................................................   22
         SECTION 8.07.     USE OF PROCEEDS..............................................................   22
         SECTION 8.08.     SUBSIDIARIES.................................................................   22
         SECTION 8.09.     COMPLIANCE WITH LAWS.........................................................   22
         SECTION 8.10.     KEEPING OF RECORDS AND BOOKS OF ACCOUNT......................................   22
         SECTION 8.11.     OBLIGATIONS AND TAXES........................................................   22
         SECTION 8.12.     TRANSFER AND EXCHANGE OF CONVERTIBLE
                           DEBENTURES; LOST CONVERTIBLE DEBENTURES......................................   23
         SECTION 8.13.     LIMITATION ON DEBT...........................................................   23
         SECTION 8.14.     LIMITATION ON LIENS..........................................................   23
         SECTION 8.15.     LIMITATION ON RESTRICTED PAYMENTS............................................   24
         SECTION 8.16.     COVENANT REGARDING STOCKHOLDER VOTE AND
                           FILING OF CERTIFICATE OF DESIGNATION.........................................   24

ARTICLE IX        EVENTS OF DEFAULT
         SECTION 9.01.     ACCELERATION.................................................................   25
         SECTION 9.02.     RESCISSION OF ACCELERATION...................................................   27
         SECTION 9.03.     NOTICE OF ACCELERATION OR RESCISSION.........................................   27

         SECTION 9.04.     OTHER REMEDIES...............................................................   28

ARTICLE X         MISCELLANEOUS
         SECTION 10.01.    PAYMENTS.....................................................................   28
         SECTION 10.02.    EXPENSES.....................................................................   28
         SECTION 10.03.    CONSENT TO AMENDMENTS........................................................   29
         SECTION 10.04.    PERSONS DEEMED OWNERS; PARTICIPATIONS........................................   29
         SECTION 10.05.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................................   30
         SECTION 10.06.    BROKERAGE....................................................................   30
         SECTION 10.07.    PARTIES IN INTEREST..........................................................   30
         SECTION 10.09.    NOTICES......................................................................   30
         SECTION 10.09.    ENTIRE AGREEMENT.............................................................   31
         SECTION 10.10.    COUNTERPARTS.................................................................   32
         SECTION 10.11.    SEVERABILITY.................................................................   32
         SECTION 10.12.    DESCRIPTIVE HEADINGS.........................................................   32
         SECTION 10.13.    GOVERNING LAW................................................................   32
         Section 10.14.    Gender; Plurals..............................................................   32

EXHIBITS
         EXHIBIT A Form of Convertible Debenture
         EXHIBIT B Form of Certificate of Designation
         EXHIBIT C Certificate of Incorporation
         EXHIBIT D Form of Investors Rights Agreement
         EXHIBIT E Form of Opinion of General Counsel (Series D Preferred Stock) EXHIBIT F Form of Opinion of General Counsel (Convertible Debentures)
SCHEDULES
         SCHEDULE 4.04  Outstanding Options, Warrants, Etc.
         SCHEDULE 4.06  Events Subsequent to Balance Sheet
         SCHEDULE 4.07  Violations, Defaults
         SCHEDULE 4.08  Defaults
         SCHEDULE 4.11  Leasehold Interests
         SCHEDULE 4.14  Existing Debt

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

     CONVERTIBLE DEBENTURE PURCHASE AGREEMENT ("Agreement"), dated as of September 30, 1996, between AIR SOUTH AIRLINES, INC., a Delaware corporation (the "Company"), and FIL-FIBER MANUFACTURING, INC., LTD., a company of British Virgin Islands registry (the "Purchaser").

                                    RECITALS

     WHEREAS, the Company wishes to issue and sell to the Purchaser its convertible debenture (herein, together with any such convertible debentures which may be issued pursuant to any provision of this Agreement, and any such convertible debentures which may be used in substitution or exchange thereon, collectively called the "Convertible Debentures" and individually called a "Convertible Debenture") in the original aggregate principal amount of $400,000, to be dated the date of issue, to mature August 16, 1999, to bear interest on the unpaid balances thereof from the date thereof until the principal shall have become due and payable at the rate of 6% per annum, which interest shall be deferred and added to the outstanding principal balance of the Convertible Debentures, and to be substantially in the form of Exhibit A attached hereto; and such Convertible Debenture will be a part of up to $4,000,000 of 6% convertible debentures authorized to be issued by the Company's Board of Directors (the "Board").

     WHEREAS, the Purchaser wishes to purchase the Convertible Debenture on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

     SECTION 1.01. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following meanings specified with respect thereto below:

          "AGREEMENT shall mean this Convertible Debenture Purchase Agreement, as the same may be amended or supplemented and in effect from time to time.

          "AMENDMENT" shall have the meaning ascribed thereto in Section 8.16.

          "BALANCE SHEET" shall have the meaning ascribed thereto in Section
     4.05.

          "BANKRUPTCY LAW" shall have the meaning ascribed thereto in Section 9.01.

          "BLANK CHECK PREFERRED STOCK" shall have the meaning ascribed thereto in Section 4.04.

          "BUSINESS DAY" shall mean any day which is not a Saturday or Sunday or a national banking holiday.

          "BY-LAWS" shall mean the By-laws of the Company, as amended.

          "CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation of the Company to be substantially in the form of Exhibit B attached hereto.

          "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of the Company, including all amendments thereto through the date hereof, including any amendments effected by means of a certificate of designation, a copy of which is attached hereto as Exhibit C.

          "CLOSING" shall have the meaning ascribed thereto in Section 2.02.

          "CLOSING DATE" shall have the meaning ascribed thereto in Section
     2.02.

          "CODE" shall mean the Internal Revenue code of 1986, as amended.

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "COMMON CONVERSION SHARES" shall mean the shares of Common Stock issuable upon conversion of the Preferred Conversion Shares.

          "COMMON STOCK" shall mean the Common Stock, per value $0.001 per share, of the Company.

          "COMPANY" shall have the meaning ascribed thereto in the preamble.

          "CONVERTIBLE DEBENTURE" shall have the meaning ascribed thereto in the recitals.

          "CONVERSION" shall have the meaning ascribed thereto in Section 3.01.

          "CONVERSION NOTICE" shall mean the notice of conversion in the form attached to the Convertible Debenture, which notice shall set forth the name of the registered owner of the Convertible Debenture being converted and the principal balance, or portion thereof, being converted.

          "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof.

          "DEBT" shall mean Current Debt and Funded Debt.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of
     Section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of Section 414(c) of the Code, or any other entity which is considered to be a single employer with the Company pursuant to Sections 414(m), (n) or (o) of the Code. "Event of Default" shall mean any of the events specified in Section 9.01 provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

          "EXISTING DEBT" shall have the meaning ascribed thereto in Section
     4.14.

          "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from, the date of the creation thereof.

          "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

          "HUD LOAN" shall mean that certain loan to the Company by Lexington County, South Carolina pursuant to the United States Department of Housing and Urban Development Section 108 Loan Program.

          "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee.

          "INTELLECTUAL PROPERTY" shall have the meaning ascribed thereto in
     Section 4.13.

          "INVESTOR'S RIGHT AGREEMENT" shall mean the Investor's Right Agreement, dated the date hereof, between the Company and the Purchaser, a copy of which is attached hereto as Exhibit D.

          "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the assets, business, operations or financial condition of the Company.

          "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer, one of its Vice Presidents or its General Counsel and Secretary.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

          "PERSON" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "PREFERRED CONVERSION SHARES" shall mean the shares of Series D Preferred Stock issuable upon conversion of the Convertible Debentures as set forth in Article III hereof.

          "PREFERRED STOCK" shall mean all classes or series of preferred stock, per value $0.001 per share, of the Company.

          "PURCHASER" shall have the meaning ascribed thereto in the preamble.

          "RESTRICTED PAYMENT" shall mean (i) the declaration, payment or setting apart of any sum for payment of dividend (including a dividend payable in capital stock of the Company) on, or any distribution (including a distribution in capital stock of the Company) in respect of, any shares of capital stock of the Company or any warrants, rights or options to purchase any shares of capital stock of the Company or (ii) the redemption, repurchase, retirement or other acquisition of (or the setting apart of any sum in respect of any of the foregoing actions) any shares of capital stock of the

     Company or any warrants, rights or options to purchase or acquire any shares of capital stock.

          "SECURITIES" shall have the meaning ascribed thereto in Section 4.19.

          "SECURITIES ACT" shall have the meaning ascribed thereto in Section 4.19.

          "SERIES D PREFERRED STOCK" shall mean shares of Series D Preferred Stock of the Company.

          "STOCKHOLDER APPROVAL" shall have the meaning ascribed thereto in
     Section 8.16.

          "SUBSIDIARY" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock have ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries.

          "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Convertible Debenture purchased by the Purchaser under this Agreement.


                                   ARTICLE II

                  PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

     SECTION 2.01. ISSUANCE, SALE AND DELIVERY OF THE CONVERTIBLE DEBENTURES. The Company agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company, the Convertible Debentures in the aggregate principal amount of $400,000 at 100% of such aggregate principal amount.

     SECTION 2.02. CLOSING. The closing shall take place at the offices of Kantor, Davidoff, Wolfe, Mandelker & Kass, P.C., 51 East 42nd Street, New York, New York 10017-5497 at such date and time, or at such other location, date and time as may be agreed upon between the Purchaser and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to the Purchaser a Convertible Debenture, registered in the name of such Purchaser, evidencing the principal amount of the Convertible Debenture to be purchased by the Purchaser at the Closing, and in the denomination or denominations specified in writing by the Purchaser. As payment in full for the Convertible Debenture being purchased by the Purchaser under this Agreement, on the Closing Date the Purchaser shall transfer such sum to the account of the Company by wire transfer.

                                  ARTICLE III

                                   CONVERSION

     SECTION 3.01. CONVERSION; NUMBER. The holder of any Convertible Debenture, at its option, will be entitled at any time commencing three (3) Business Days after Stockholder Approval and ending on the close of business on the final maturity date of the Convertible Debentures to convert any Convertible Debentures, or portions thereof, into shares of Series D Preferred Stock. The Convertible Debenture will automatically be converted into shares of Series D Preferred Stock upon the closing of a firmly underwritten public offering of Common Stock on a Form S-1 Registration Statement at an aggregate public offering price (after underwriting discounts and commissions) of at least $10,000,000 and a per share price equal to or greater than $4.00 (as appropriately adjusted for stock splits and the like). In either case (each of which is sometimes hereinafter referred to as a "Conversion"), the number of shares of Series D Preferred Stock to be issued upon such Conversion shall be determined by dividing the aggregate principal balance of the Convertible Debenture to then be converted by twenty-five hundredths (0.25). The Company is not required to issue fractional shares of Series D Preferred Stock upon conversion of any Convertible Debenture and, in lieu thereof, will pay a cash adjustment.

     SECTION 3.02. CONVERSION PROCEDURE. If the holder elects to convert any Convertible Debenture such holder may do so by delivering the Convertible Debenture at the specified office of the Company, accompanied by a duly signed and completed Conversion Notice. The date of the Conversion shall be the date on which the Convertible Debenture and the duly signed and completed Conversion Notice are received by the Company. A holder delivering a Convertible Debenture for conversion will not be required to pay any taxes or duties payable with respect to the issue or delivery of Series D Preferred Stock on Conversion and any such taxes or duties shall be paid by the Company.

        SECTION 3.03. REPRESENTATIONS, WARRANTIES, COVENANTS, NO DEFAULT; CONDITIONS PRECEDENT TO CONVERSION.

          (a) On and as of the date of each Conversion, (i) the Company shall be deemed to have (A) remade, ratified and confirmed all representations and warranties of the Company contained in Article IV of this Agreement,
     (B) certified compliance with all covenants contained in Article VIII of this Agreement and (C) certified that no

     Event or Default or Default exists and is continuing, and (ii) the Company shall deliver an Officer's Certificate to the effects set forth in (A),
     (B) and (C) above.

          (b) In addition to the provisions of Section 3.03(a) above, on and as of the date of each Conversion, the Company shall have caused to be delivered to the Purchaser an opinion of the General Counsel of the Company, substantially in the form of Exhibit E attached hereto.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company represents and warrants to the Purchaser that:

        SECTION 4.01.  ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement, to issue, sell and deliver the Convertible Debentures and, subject to approval by the stockholders of the Company of an amendment to the Certificate of Incorporation, to increase the authorized number of shares of Common Stock and Preferred Stock, to issue and deliver the Preferred Conversion Shares and the Common Conversion Shares.

                  (b) The Company has no Subsidiaries.  The Company does not
         (i) own of record or beneficially, directly or indirectly (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

         SECTION 4.02. AUTHORIZATION. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale and delivery of the Convertible Debenture and, subject to approval by the stockholders of the Company of an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock and Preferred Stock, the issuance and delivery of the Preferred Conversion Shares and the Common Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or the By-laws, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries.

     SECTION 4.03. VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     SECTION 4.04. CAPITALIZATION. The authorized capital stock of the Company consists of (i) 18,000,000 shares of Common Stock, per value $0.001 per share;
(ii) 1,250,000 shares of Series A Preferred Stock, par value $0.001 per share;
(iii) 625,000 shares of Series B Preferred Stock, par value $0.001 per share;
(iv) 120,000 shares of Series C Preferred Stock, par value $0.001 per share; and (v) 5,000 shares of one or more series of Preferred Stock (the "Blank Check Preferred Stock"). Immediately prior to the Closing, 6,917,182 shares of Common Stock, 1,250,000 shares of Series A Preferred Stock, 625,000 shares of Series B Preferred Stock and 120,000 shares of Series C Preferred Stock were outstanding and have been validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. The Company has sold $4,000,000 of convertible debentures due August 16, 1999. Such convertible debentures initially are convertible into 16,000,000 shares of Series D Preferred Stock which, when authorized and issued, will in turn, be convertible into 16,000,000 shares of Common Stock. The Company has sold $500,000 of 6% convertible debentures due August 16, 1996; these convertible Debentures are part of up to an additional $4,000,000 of convertible debentures due August 16, 1999 authorized to be issued by the Board; such additional convertible debentures shall be convertible into 2,000,000 shares of Series E Preferred Stock which, when authorized and issued will in turn be convertible into 2,000,000 shares of Common Stock. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth on
Schedule 4.04, there are no outstanding options, preemptive or other rights, warrants, agreements, voting trusts, proxies, contracts, calls, commitments or demands of any character relating to any shares of capital stock, or any other securities of the Company, whether or not issued, including, but not limited to, securities convertible into or evidencing the right to purchase any capital stock or other securities of the Company. Except as set forth on Schedule 4.04, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth on Schedule 4.04, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

     SECTION 4.05. FINANCIAL STATEMENTS. The Company has furnished to the Purchaser the consolidated balance sheet of the Company as of June 30, 1996 (the "Unaudited Balance Sheet"), and the related statements of income, stockholders' equity and cash flows of the Company for the year ended unaudited June 30, 1996. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of June 30, 1996, and the results of operations and cash flows of the Company for the year ended June 30, 1996. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company (on a consolidated basis) from that reflected in the Balance Sheet, except for changes in the ordinary course of business which in the aggregate have not been materially adverse, and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company (on a consolidated basis) has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     SECTION 4.06. EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE SHEET. Since the date of the Balance Sheet, the Company has not, except as set forth on
Schedule 4.06, (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 4.07. COMPLIANCE WITH INSTRUMENTS. The Company is not in violation of any term of its Certificate of Incorporation or By-laws, or any statute, rule or regulation applicable to the Company. Except as set forth on Schedule 4.07, the Company is not in violation or in default of any term contained in any instrument or contract to which it is a party. Except as set forth on
Schedule 4.07, no event or failure of performance has occurred which, with the passage of time or the giving of notice or both, would constitute such a violation. None of the violations set forth on Schedule 4.07 will have a Material Adverse Effect.

     SECTION 4.08. LITIGATION. Except as set forth on Schedule 4.08, there are no (i) actions, suits, claims, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceedings relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiries pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and the Company is not aware of any basis for any of the foregoing. None of the actions, suits, claims, proceedings, or investigations set forth on
Schedule 4.08 will have a Material Adverse Effect. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     SECTION 4.09. COMPLIANCE WITH LAW. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted to the extent failure to do so would have a material adverse effect on the business of the Company. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     SECTION 4.10. TITLE TO PROPERTIES. The Company has good and marketable title to its properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except (i) for Liens set forth on Schedule 4.10, (ii) for Liens for taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and (iii) for Liens not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

     SECTION 4.11. LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder, except as set forth on Schedule 4.11, and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     SECTION 4.12. TAXES. The Company has filed all tax returns, federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

     SECTION 4.13. PATENTS, TRADEMARKS, ETC. The Company owns or possesses adequate licenses or other rights to use all trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how, and all patents and patent applications known to the Company (collectively, "Intellectual Property"), necessary to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no known basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis known to the Company for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. Except as set forth on Schedule 4.13, the Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

     SECTION 4.14. OUTSTANDING DEBT; LOANS AND ADVANCES

          (a) All of the outstanding Debt of the Company is set forth on
     Schedule 4.14 ("Existing Debt"). Except as set forth on Schedule 4.07, there exists no default under the provisions of any instrument evidencing such Existing Debt or of any agreement relating thereto.

          (b) The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

     SECTION 4.15. GUARANTEES. The Company is not a party to any Guarantee.

     SECTION 4.16. GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Convertible Debentures, the issuance and delivery of the Preferred Conversion Shares upon the conversion of the Convertible Debentures, or the issuance and delivery of the Common Conversion Shares upon conversion of the Preferred Conversion Shares, other than the approval by the stockholders of the Company of an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock and Preferred Stock.

         SECTION 4.17. DISCLOSURE. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchaser and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries.

     SECTION 4.18. BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     SECTION 4.19. SECURITIES ACT. The offer, sale and issuance of the Convertible Debentures, the Preferred Conversion Shares and the Common Conversion Shares (collectively, the "Securities") will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of any applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any Person so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act.

     SECTION 4.20. MARGIN REGULATIONS. The Company will not, directly or indirectly, use any of the proceeds of the Securities for the purpose, whether immediate, incidental or ultimate, of maintaining, purchasing or carrying any stock that is currently a "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended) or Regulation U of such Board (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action which would result in the carrying out of any of the other transactions contemplated hereby or thereby being violative of such Regulation G or Regulation U, or of Regulation T (12, C.F.R. 220, as amended), Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. The Company and its Subsidiaries do not own or intend to acquire any "margin stock" within the meaning of such Regulation G or such Regulation U.

     SECTION 4.21. INSURANCE COVERAGE. Each property of the Company is insured for the benefit of the Company in amounts deemed adequate by the Company's management against risks usually insured against by persons operating businesses similar to those of the Company in the localities where such properties are located.

     SECTION 4.22. ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any ERISA Affiliate which would have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate is a participant in any Multiemployer Plan. The execution and delivery of this Agreement and the issuance and sale of the Convertible Debentures will be exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code. The Company and its ERISA Affiliates do not provide any benefits to former employees except as may be required by COBRA (Section 4980B of the Code and Sections 601 et seq. of ERISA). Neither the Company nor any ERISA Affiliate is a party to a collective bargaining agreement or is required to bargain with any collective bargaining unit.

     SECTION 4.23. ENVIRONMENTAL COMPLIANCE. The Company and its properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not have a Material Adverse Effect.

     SECTION 4.24. PERMITS AND LICENSES. The Company has all federal, state and local governmental permits, licenses, certificates of authority any similar authority necessary for the conduct of its business as now being conducted and as proposed to be conducted. The Company is not in default in any material respect under any such permit, license, certificate of authority or other similar authority.

     SECTION 4.25. BOARD COMPOSITION. Article III, Section 1 of the By-laws provides that the number of directors which shall constitute the whole Board of Directors of the Company (the "Board") shall be not less that three (3) nor more than fifteen (15), with the specific number determined by a resolution of the Board, or by the shareholders of the Company at the annual meeting. The current Board consists of seven directors. The current Board members are Donald Baker, Roden A. Brandt, Clifton E. Haley, William B. Hambrecht, Patrick J. O'Shea, Robert J. Spane and John Tague.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company that:

          (a) the Convertible Debentures being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

          (b) it has not employed any broker or finder in connection with the transactions contemplated by this Agreement; and

          (c) the execution, delivery and performance by it of this Agreement have been duly authorized by all requisite action by it and this Agreement constitutes the valid and binding obligation of it, enforceable in accordance with its terms.


                                   ARTICLE VI

                         CONDITIONS TO THE OBLIGATIONS
                                OF THE PURCHASER

     SECTION 6.01. CONDITIONS TO THE OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to purchase and pay for the Convertible Debentures being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a) Representations and Warranties to be True and Correct. The representations and warranties of the Company contained in Article IV shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

          (b) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

          (c) Officer's Certificate. The Company shall have executed and delivered to the Purchaser an Officer's Certificate to the effects set forth in (a) and (b) above.

          (d) Investor's Rights Agreement. The Company shall have executed and delivered the Investor's Rights Agreement to the Purchaser.

          (e) Opinion of Counsel. The Purchaser shall have received an opinion of the General Counsel of the Company, such opinion to be substantially in the form of Exhibit F attached hereto.

          (f) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (g) Supporting Documents. The Purchaser and its counsel shall have received copies of the following documents:

               (i) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation and good standing of the Company;

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that the Certificate of Incorporation attached to this Agreement is a true and complete copy of the Certificate of Incorporation of the Company; (B) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (ii)(A) above; (C) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (D) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, and the issuance, sale and delivery of the Convertible Debentures and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and
          (E) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Convertible Debentures and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this subparagraph 6.01 (g) (ii); and

               (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel reasonably may request.

          (h) Third Party Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement.

          (i) No Injunctions or Restraints. There shall be no action, suit, investigation or proceeding pending, or, to the best of the Company's knowledge, threatened, against or affecting the Company, any of the Company's properties or rights, or any of the Company's officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, or prevent the consummation of the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions and, to the best of the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.


                                  ARTICLE VII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     SECTION 7.01. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to issue and sell the Convertible Debentures on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a) Representations and Warranties to be True and Correct. The representations and warranties of the Purchaser contained in Article 5 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

          (b) Performance. The Purchaser shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

          (c) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (d) No Injunctions or Restraints. There shall be no action, suit, investigation or proceeding pending, or, to the best of the Company's knowledge, threatened, against or affecting the Company, any of the Company's properties or rights, or any of the Company's officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, or prevent the consummation of the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions and, to the best of the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.


                                  ARTICLE VIII

                            COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Purchaser that so long as any Convertible Debenture is outstanding:

     SECTION 8.01. FINANCIAL STATEMENTS AND REPORTS. The Company shall furnish to the Purchaser:

          (a) as soon as practicable, and in any event at least 30 days prior to the beginning of each fiscal year of the Company, consolidated statements of forecasted income and cash flow and consolidated forecasted balance sheet of the Company for each month and each fiscal quarter in such fiscal year and for the period from the beginning of such fiscal year to the end of each such month and end of each such fiscal quarter, in each case as at the end of each such month and fiscal quarter;

          (b) as soon as practicable after the end of each month in each fiscal year (other than the last month in each fiscal year), and in any event within 30 days thereafter, consolidated statements of income and cash flow of the Company for such month and for the period from the beginning of the current fiscal year to the end of such month and a consolidated balance sheet of the Company as at the end of such month, and setting forth, in each case, in comparative form, figures for the corresponding months in the preceding fiscal year (other than any such corresponding months ended prior to the Closing) and figures in the Company's budget for the corresponding months in the current fiscal year;

          (c) as soon as practicable after the end of each fiscal quarter of the Company in each fiscal year (other than the last fiscal quarter in each fiscal year), and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year;

          (d) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

          (e) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Commission;

          (f) promptly upon sending, all press releases that the Company disseminates;

          (g) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (h) as soon as practicable and in any event within five days after any officer of the Company obtaining knowledge (i) of any condition or event which, in the opinion of management of the Company, would have a Material Adverse Effect (ii) that any Person has given any notice from any Person to the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 9.01(ii, (iii) of the institution of any litigation involving claims against the Company equal to or greater than $100,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company equal to or greater than $100,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company substantially more probable, or (iv) of any regulatory proceeding which may have a Material Adverse Effect on the Company, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Company has taken, is taking or proposes to take with respect thereto;

          (i) promptly after the filing or receiving thereof, copies of all reports and notices which the Company files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Company receives from such corporation; and

          (j) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company as the Purchaser may reasonably request.

     Together with each delivery of financial statements required by clauses
(c) and (d) above, the Company will deliver to the Purchaser an Officer's Certificate stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause
(d) above, the Company will deliver to the Purchaser a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof.

     The Company also covenants that immediately after any officer obtains knowledge of an Event of Default or Default, it will deliver to the Purchaser an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     SECTION 8.02. CORPORATE EXISTENCE. The Company shall maintain its corporate existence, rights and franchises in full force and effect.

     SECTION 8.03. MAINTENANCE OF PROPERTIES AND INSURANCE. The Company will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and from time to time will make or cause to be made appropriate repairs, renewals and replacements thereof. The Company shall maintain its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, including but not limited to fire and other risks insured against by extended coverage, product liability insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Company; which insurance shall be deemed by the Company to be sufficient; and maintain workers' compensation insurance and such other insurance as may be required by law.

     SECTION 8.04. INSPECTION, CONSULTATION AND ADVICE. The Company shall permit the Purchaser to visit and inspect any of the properties of the Company, examine its books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser such affairs, finances and accounts), and consult with and advise the management of the Company as to its affairs, finances and accounts, all at reasonable times and upon reasonable notice.

     SECTION 8.05. RESTRICTIVE AGREEMENTS PROHIBITED. The Company shall not become a party to any agreement which by its terms restricts the Company's performance of this Agreement.

     SECTION 8.06. TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Agreement, the Company shall not enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof.

     SECTION 8.07. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Convertible Debentures solely for working capital or other such uses as may be authorized by the Board of Directors.

     SECTION 8.08. SUBSIDIARIES. The Company shall not create or have any Subsidiaries.

     SECTION 8.09. COMPLIANCE WITH LAWS. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

     SECTION 8.10. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep true records and books of account, in which full and complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial and business transactions of the Company, and in which, for each fiscal year, all proper accruals and reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made as shall be required under generally accepted accounting principles consistently applied.

     SECTION 8.11. OBLIGATIONS AND TAXES. The Company shall pay all of its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books such reserves as are required by generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested.

     SECTION 8.12. TRANSFER AND EXCHANGE OF CONVERTIBLE DEBENTURES; LOST CONVERTIBLE DEBENTURES. Upon surrender for registration or transfer of any Convertible Debenture at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Convertible Debentures of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the Purchaser, such Convertible Debenture may be exchanged for other Convertible Debentures of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Convertible Debenture to be exchanged at the principal office of the Company. Whenever any Convertible Debentures are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Convertible Debentures which the

Purchaser making the exchange is entitled to receive. Every Convertible Debenture surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Purchaser of such Convertible Debenture or the Purchaser's attorney duly authorized in writing. Any Convertible Debenture or Convertible Debentures issued in exchange for any Convertible Debenture or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Convertible Debenture so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Purchaser of the loss, theft, destruction or mutilation of such Convertible Debenture and, in the case of any such loss, theft or destruction, upon receipt of the Purchaser's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Convertible Debenture, the Company will make and deliver a new Convertible Debenture, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Convertible Debenture. The Purchaser's own agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this
Section 8.12.

     SECTION 8.13. LIMITATION ON DEBT. The Company will not create, incur, assume or otherwise become or be liable with respect to any Debt except (i) Debt represented by the Convertible Debentures; (ii) Existing Debt of the Company, and (iii) Debt of the Company aggregating not more than $500,000 in unpaid principal amount at any time outstanding.

     SECTION 8.14. LIMITATION ON LIENS. The Company will not create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired and whether or not provision is made by equally and ratably securing the Convertible Debentures; provided, however, that the foregoing restriction and limitation shall not apply to the following Liens:

          (a) Liens for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings;

          (b) other Liens incidental to the conduct of their business or the ownership of their properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of their properties or assets, or materially impair the use thereof in the operation of their business; and

          (c) any Lien existing at the time of acquisition upon any real or personal property acquired by the Company through purchase, merger or consolidation or otherwise, whether or not assumed by the Company, or placed upon real or personal property being acquired by the Company
     (within six months of such acquisition) to secure all or a portion of the purchase price thereof or any Debt incurred to finance all or any portion of such purchase price; provided, however, that (A) such property is not and shall not thereby become encumbered in an amount in excess of the lesser of the cost thereof or fair value thereof (as determined in good faith by the Company), and (B) any such Lien shall not encumber any other property of the Company; and provided, further, that the aggregate amount at any time of all such Debt secured under this subparagraph (iii) shall be permitted by Section 8.13 (and any Lien renewing, extending or refunding any Lien permitted by this subparagraph
    8.14 (c) (iii), provided that the principal amount secured it not increased, the Lien is not extended to other property and the Debt secured thereby would be permitted under the provisions of Section 8.13).

     SECTION 8.15. LIMITATION ON RESTRICTED PAYMENTS. The Company will not directly or indirectly make any Restricted Payments.

     SECTION 8.16. COVENANT REGARDING STOCKHOLDER VOTE AND FILING OF CERTIFICATE OF DESIGNATION.

          (a) On or prior to February 1, 1997 the Company will have solicited and obtained the requisite approval of its stockholders (the "Stockholder Approval") to an amendment to the Certificate of Incorporation (the "Amendment") to increase (i) the number of authorized shares of Preferred Stock by a sufficient number of shares to allow all securities of the Company which are convertible into Preferred Stock to be converted and
     (ii) the number of authorized shares of Common Stock by a sufficient number of shares to allow (A) all securities of the Company which are convertible either directly or indirectly into Common Stock to be converted and (B) the exercise of all options, warrants and any other rights to purchase Common Stock to be exercised.

          (b) Within two (2) Business Days after obtaining the Stockholder Approval, the Company shall (i) file the Amendment and the Certificate of Designation with the Secretary of State of the State of Delaware, and (ii) take such other action as may be necessary to enable the Purchaser, in its sole discretion, to convert any Convertible Debenture into Series D Preferred Stock at any time thereafter and from time to time.

          (c) After giving effect to Sections 8.16(a) and (b) above, upon the conversion of any Convertible Debenture, the Preferred Conversion Shares and, upon conversion of the Preferred Conversion Shares, the Common Conversion Shares, will have been duly authorized and will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all Liens imposed by or through the Company. In addition, after giving effect to Sections 8.16(a) and (b), the Preferred Conversion Shares and the Common Conversion Shares will have been duly reserved for issuance upon conversion of the Convertible

    Debenture or conversion of the Preferred Conversion Shares, respectively. Neither the issuance, sale or delivery of the Preferred Conversion shares or the Common Conversion Shares will be subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

    SECTION 8.17. BOARD NOMINEES. On the Closing Date, the Board will adopt a resolution fixing the number of members of the Board at seven. Subject to the right of the holders of Preferred Stock, the Company will only nominate for election as directors of the Company persons approved in advance and in writing by the Purchaser.


                                   ARTICLE IX

                               EVENTS OF DEFAULT


         SECTION 9.01. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or interest on any Convertible Debenture when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal or of interest on any other obligation for money borrowed beyond any period of grace provided with respect thereto, or the Company fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company) prior to any stated maturity; or

          (iii) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (iv) the Company fails to perform or observe (A) any term, covenant or agreement contained in Sections 8.01(h)(i), 8.02, 8.04, 8.08, 8.09, 8.11, 8.13, 8.14, 8.15, 8.16 or 8.17, or (B) any other agreement, covenant, term or condition contained herein and such failure shall not be remedied within 30 days after any officer obtains actual knowledge thereof; or

          (v) a majority of the members of the Board of Directors shall be persons nominated by a person or entity other than the Company; or

          (vi) the Company makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or (vii) any decree or order for relief in respect of the Company is entered under any bankruptcy reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "Bankruptcy Law"), of any jurisdiction; or

          (viii) the Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, or of any substantial part of the assets of the Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction; or

          (ix) any such petition or application is filed, or any such proceedings are commenced, against the Company and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (x) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing a split-up of the Company which requires the divestiture of assets representing a substantial part of the consolidated assets of the Company (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any judgment or order, or series of judgments or orders, is rendered against the Company and either (A) enforcement proceedings have been commenced by any creditor upon such judgment or order or (B) within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

then (a) if such event is an Event of Default specified in clause (i) of this Section 9.01 the Purchaser may at its option, by notice in writing to the Company, declare such Convertible Debenture to be, and such Convertible Debenture shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protect or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vi), (vii), (viii) or
(ix) of this Section 9.01 with respect to the Company, the Purchaser may, by notice in writing to the Company, declare all of the Convertible Debentures to be, and all of the Convertible Debentures shall thereupon be and become, immediately due and payable together with interest accrued thereon with respect to each Convertible Debenture, without presentment, demand, protect or other notice of any kind, all of which are hereby waived by the Company.

     SECTION 9.02. RECISSION OF ACCELERATION. At any time after any or all of the Convertible Debentures shall have been declared immediately due and payable pursuant to Section 9.01, the Purchaser may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Convertible Debentures, the principal payable with respect to any Convertible Debentures which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal at the rate specified in the Convertible Debentures, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to Section 10.03, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Convertible Debentures or this Agreement. No such recission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     SECTION 9.03. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Convertible Debenture shall be declared immediately due and payable pursuant to
Section 9.01 or any such declaration shall be rescinded and annulled pursuant to Section 9.02, the Company shall forthwith give written notice thereof to the holder of each Convertible Debenture at the time outstanding.

     SECTION 9.04. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights under this Agreement and such Convertible Debenture by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Purchaser is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.


                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.01 PAYMENTS. The Company will make payments of principal of and interest on any Convertible Debenture by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City tie, on the date due) (i) in the case of the Purchaser to the account or accounts as specified by the Purchaser in writing and (ii) in the case of any other holder of a Convertible Debenture pursuant to the payments instructions provided by such holder. The Purchaser agrees that, before disposing of any Convertible Debenture, the Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Anything in this Agreement or in the Convertible Debenture to the contrary notwithstanding, any payment in respect of the Convertible Debenture that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included on the computation of the amount payable on such Business Day.

     SECTION 10.02. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save the Purchaser harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchaser in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Convertible Debentures or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby, including without limitation costs and expenses incurred in any bankruptcy case.

     SECTION 10.03. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Convertible Debentures at the time outstanding, no amendment to this Agreement shall change the maturity of any Convertible Debenture, or change the principal of, or the rate or time of payment of interest on any Convertible Debenture, or change the proportion of the principal amount of the Convertible Debentures required with respect to any consent, amendment, waiver or declaration. Each holder of any Convertible Debenture at the time or thereafter outstanding shall be bound by any consent authorized by this Section 10.03, whether or not such Convertible Debentures issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Convertible Debenture nor any delay in exercising any rights hereunder or under any Convertible Debenture shall operate as a waiver of any rights of any holder of such Convertible Debenture.

     SECTION 10.04. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Convertible Debenture is registered as the owner and holder of such Convertible Debenture for the purpose of receiving payment of principal of, interest on such Convertible Debenture and for all other purposes whatsoever, whether or not such Convertible Debenture shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Convertible Debenture may from time to time grant participations in such Convertible Debenture to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     SECTION 10.05. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein or any certificate or instrument delivered by the parties pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Convertible Debenture, the transfer by the Purchaser of any Convertible Debenture or portion thereof or interest therein and the payment of any Convertible Debenture, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee.

     SECTION 10.06. BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 10.07. PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing but subject to the proviso contained therein, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any Transferee.

     SECTION 10.09. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon receipt at the address specified below after having been sent by (i) certified or registered mail, return receipt requested, postage prepaid; or (b) upon receipt at the address specified below after deposit by a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address set forth below:


                  (a)      if to the Purchaser, to

                           Fil-Fiber Manufacturing Inc., Ltd.
                           c/o A&E Group
                           Murray Hill Plaza, 2H
                           244 Madison Avenue
                           New York, New York 10016
                           Attention: Anthony E. Hwang


                           with a copy (which shall not constitute notice) to

                           Kantor, Davidoff, Wolfe, Mandelker & Kass, P.C. 51 East 42nd Street
                           New York, New York 10017-5479
                           Attention: William A. Kass, Esquire


                  (b)      if to the Company, to

                           Air South Airlines, Inc.

                           2625 Airport Boulevard
                           West Columbia, South Carolina 29170
                           Attention: President

                           with a copy (which shall not constitute notice) to

                           David Y. Monteith, Esquire
                           Monteith Law Offices
                           2805 Millwood Avenue
                           Columbia, South Carolina 29205


or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 10.09. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 10.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 10.11. SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 10.12. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 10.13. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     SECTION 10.14. GENDER; PLURALS. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number shall include the plural number and vice versa.

     IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.


                                   AIR SOUTH AIRLINES, INC.

                                   By:  /s/ John P. Tague
                                       ------------------------------
                                       John P. Tague
                                       President and Chief Executive
                                       Officer


                                   FIL-FIBER MANUFACTURING, INC. LTD.

                                   By:  /s/ Anthony E. Hwang
                                       ------------------------------
                                       Anthony E. Hwang

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT REQUIRE REGISTRATION.


                                   Exhibit A


                         FORM OF CONVERTIBLE DEBENTURE

                            AIR SOUTH AIRLINES, INC.

                  6% CONVERTIBLE DEBENTURE DUE AUGUST 16, 1999


No. CD 1996-4                                             September ____, 1996
$400,000

     FOR VALUE RECEIVED, the undersigned, AIR SOUTH AIRLINES, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay Fil-Fiber Manufacturing, Inc. Ltd, or registered assigns, the principal sum of FOUR HUNDRED THOUSAND DOLLARS (together with all additional sums of deferred interest, if any, added to the principal balance of this Convertible Debenture as provided below) on September 16, 1999, (the "Maturity Date") with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6% per annum from the date hereof, payable quarterly on the last day of March, June, September and December in each year, commencing with the March 31, June 30, September 30 or December 31 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal or any overdue payment of interest accruing after the Maturity Date or the acceleration hereof, payable quarterly (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate; but in no event shall the rate of interest exceed the maximum rate of nonusurious interest permitted by law to be paid by the Company (and to the extent permitted by law, interest on any overdue principal or interest thereon).

     This convertible debenture (the "Convertible Debenture") is issued pursuant to a Convertible Debenture Purchase Agreement, dated of even date herewith (the "Agreement"), between the Company and Fil-Fiber Manufacturing, Inc. Ltd. and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Agreement.

     Interest accruing on this Convertible Debenture and remaining unpaid on the last day of March, June, September and December in each year, commencing with the March 31, June 30, September 30, December 31 next succeeding the date hereof and extending through the Maturity Date, shall be added to the outstanding principal balance of this Convertible Debenture with effect as of such date and any interest thereafter shall be due and payable in cash according with the terms hereof.

     Payments of principal of and interest on this Convertible Debenture are to be made at Fil-Fiber Manufacturing, Inc. Ltd., c/o A & E Group, Murray Hill Plaza, 2H, 244 Madison Avenue, New York, New York 10016, or at such other place as the holder thereof shall designate to the Company in writing, in lawful money of the United States of America. All payments made hereunder, whether at maturity or as a result of acceleration, shall be allocated first to costs and expenses of the holder resulting from collection efforts with respect to this Convertible Debenture, second to accrued but unpaid interest, and third to principal.

     This Convertible Debenture is a registered Convertible Debenture and, as provided in the Agreement, and subject to compliance with federal and any applicable state securities laws upon surrender of this Convertible Debenture for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Convertible Debenture for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Convertible Debenture is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Convertible Debenture may be prepaid, in whole or in part from time to time, without penalty.

     The outstanding principal balance and accrued interest on this Convertible Debenture may be converted in whole or in part at any time or from time to time at the option of the holder or may automatically be converted into shares of Series D Preferred Stock, all as set forth in the Agreement.

     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Convertible Debenture may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     THIS CONVERTIBLE DEBENTURE IS INTENDED TO BE PERFORMED IN THE STATE OF DELAWARE AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

     IN WITNESS WHEREOF, the Company has issued this Convertible Debenture as of the _____ day of September, 1996.

                                    AIR SOUTH AIRLINES, INC.

SEAL

Attest:

                                    By:
                                       ------------------------------
                                          John P. Tague
                                          Chairman of the Board, President
                                          Chief Executive Officer

-------------------------
David Y. Monteith
Secretary

                                    FORM OF

                              NOTICE OF CONVERSION

                  To be executed if holder desires to convert
                          this Convertible Debenture)



TO: AIR SOUTH AIRLINES, INC.

     The undersigned hereby irrevocably elects to convert the principal balance, or portion thereof specified below, of this Convertible Debenture into the number of shares of Series E Preferred Stock of the Company determined in accordance with and under the Agreement and requests that certificates for the shares of Series E Preferred Stock to be issued upon such conversion be issued in the name of:



                           ------------------------------
                           (Please Print Name)

                           Address (print):



                           ------------------------------

                           ------------------------------
                           Social Security Number


                           ------------------------------
                           (Please print principal balance of this
                           Convertible Debenture being converted)


                           ------------------------------
                           Signature

     (Signature must conform in all respects to name of holder as specified on the face of this Convertible Debenture.)

                                   EXHIBIT B


                    CERTIFICATE OF DESIGNATION, PREFERENCES
                     AND RIGHTS OF SERIES E PREFERRED STOCK

                                       OF

                            AIR SOUTH AIRLINES, INC.

a corporation organized and existing under the General Corporation Law of the State of Delaware.


DOES HEREBY CERTIFY

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors has established a class of preferred stock of this Corporation designated Series D Preferred Stock ("Series D Preferred") consisting of Eighteen million Four Hundred Thousand (18,400,000) shares of such Series D Preferred. Such Series D Preferred was established with the powers, designations, preferences and relative participating optional or other rights contained in Exhibit I attached hereto.


     IN WITNESS WHEREOF, said Air South Airlines, Inc. has caused this Certificate to be signed by _______________, its Chairman of the Board, President and Chief Executive Officer, this _____ day of _______________, 1997.


                                               By:
                                                   ---------------------------

                                   EXHIBIT I

               AIR SOUTH AIRLINES, INC. SERIES D PREFERRED STOCK

     Section 1. CLASS OF PREFERRED STOCK. The Air South Airlines Series D Preferred Stock shall have such voting powers, and such other powers, designations, preferences and other special rights set out below.

     Section 2. DIVIDENDS. The holders of outstanding shares of Series D Preferred stock shall be entitled to receive dividends at the rate of two cents ($0.02) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, when, if and as declared by the Board of Directors, out of funds legally available therefor. The right to such dividends on the Series D Preferred Stock shall not be cumulative. No cash dividend shall be paid on the Common Stock in any year unless an equal dividend is paid with respect to all outstanding shares of Series D Preferred Stock in an amount for each such share to a holder of the number of shares of Common Stock into which such share of Series D Preferred Stock could then be converted.

     Section 3. LIQUIDATION RIGHTS.

             a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the amount of twenty-five cents ($0.25) per share (the "Original Issue Price") (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series D Preferred Stock held by such holders (the "Preferential Amount"). The right of the holders of Shares of Series D Preferred Stock to a preference in such a liquidation dissolution or winding up shall in all respects be pari passu with the rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds to be distributed among the holders of the Series D Preferred Stock in proportion to the Preferential Amount each such holder is otherwise entitled to receive.

             b. After payment to the holders of the Series D Preferred Stock of the Preferential Amount, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Series D Preferred Stock and the Common Stock in proportion to the shares of Series D Preferred Stock and Common Stock then held by such holders.

             c. For purposes of this Section 3, (i) a merger or consolidation of the Corporation into or with another corporation (other than a wholly owned subsidiary of this Corporation), or any other corporate reorganization in which the stockholders of the Corporation will not own a majority of the outstanding shares of the surviving entity of such merger, consolidation or reorganization, or (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     Section 4. CONVERSION.

             a. Right to Convert. Each share of Series D Preferred Stock shall initially be convertible, at the option of the holder, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series D Preferred Stock, into one (1) fully paid and nonassessable shares of Common Stock (subject to adjustment as set forth herein). The number of shares of Common Stock into which one share of Series D Preferred Stock may be converted hereinafter is referred to as the "Series D Conversion Rate". The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series D Preferred shall initially be twenty-five cents ($0.25) per share of Common Stock (the "Series D Conversion Price"). Such initial Series D Conversion Price shall be subject to adjustment from time to time, as hereinafter provided.

             b. Automatic Conversion. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series D Conversion Rate upon the earlier of (i) the closing of a firmly underwritten public offering of the Corporation's Common Stock on a Form S-1 Registration Statement at an aggregate public offering price (after underwriting discounts and commission) of at least $10,000,000 and a per share price equal to or greater than fifty cents ($0.50) (as appropriately adjusted for stock splits and the like) (an "Initial Public Offering"); (ii) the vote or written consent of the holders of at least 50% of the then outstanding shares of Series D Preferred Stock; or (iii) the date as of which less than 20% of the maximum number of shares of Series D Preferred Stock issued by the Company (or issuable upon conversion or exchange of securities of the Company) prior to such date remain outstanding (the "Automatic Conversion Event").

             c. Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, or notify the Corporation or its transfer agent that such Series D Preferred Stock certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in the notice the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall then, as soon as is practicable, issue and deliver at such office to such holder of

Series D Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that in the event of automatic conversion pursuant to Section 4(b), such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion Event triggering such conversion without any further action by the holders of shares of Series D Preferred Stock, although the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series D Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such Series D Preferred Stock certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to the closing of such sale of securities.

             d. Adjustments to the Series D Conversion Price for Certain Diluting Issues.

                  (i) Special Definitions. For purposes of this Section 4(d), the following definitions apply:

                       (1) "Option" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                       (2) "Original Issue Date" shall mean the date on which a share of Series D Preferred Stock was first issued or securities convertible or exchangeable for Series D Preferred Stock were first issued.

                       (3) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                       (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section (4)(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                             (A)   upon conversion of shares of Series D
Preferred Stock;

                             (B)   to officers, directors or employees of, or
consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors;

                             (C)  as a dividend or distribution on Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock;

                             (D)  for which adjustment of the Series D
Conversion Price is made pursuant to Section 4(e) or for which adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price is made pursuant to the counterpart of Section 4(e) in the charter documents of the Company;

                             (E)  upon the closing of an Initial Public
Offering;

                             (F)   upon conversion of up to an aggregate of
$4.0 million in convertible notes originally issued to Hambrecht & Quist Group and its affiliates; or

                             (G)  in connection with an acquisition of another
company on terms approved by the Board of Directors.

                    (ii) No Adjustment of the Series D Conversion Price. Any provisions herein to the contrary notwithstanding, no adjustment in the Series D Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series D Conversion Price in effect on the date of, and immediately prior to, such issue.

                    (iii)  Deemed Issue of Additional Shares of Common
Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, shall be deemed to be additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (1)  no further adjustment in the Series D Conversion
Price shall be made upon the upon the exercise of such Options or conversion or exchange of such Convertible Securities to the extend that adjustment had been previously made pursuant to this Section 4(d);

                         (2)  If such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series D Conversion Price shall affect Common Stock previously issued upon conversion of the Series D Preferred);

                         (3)  upon the expiration of any such Options or any
rights of conversion or exchange under such Conversion Securities which shall not have been exercised, the Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (A)   in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities and the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                              (B)    in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (4)   no readjustment pursuant to clause (2) or (3)
above shall have the effect of increasing the Series D Conversion Price to an amount which exceeds the lower of (a) the Series D Conversion Price on the original adjustment date, or (b) the Series D

Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such adjustment date;

                         (5)   in the case of any Options which expire by their
terms not more than 30 days after the date of issuance thereof, no adjustment of the Series D Conversion Price shall be made until the expiration or exercise of all such Options whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                    (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4 without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series D Preferred and all Convertible Securities had been fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series D Preferred, Convertible Securities, or outstanding Options, solely as a result of the adjustment of the Series D Conversion Price (or other conversion ratio) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                    (v) Determination of Consideration. For purpose of this Section 4(d), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                           (1)   Cash and Property.  Such consideration shall:

                                 (A)  insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                 (B)  insofar as if consists of property other
than cash, be computed as the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                 (C)  in the event Additional Shares of Common
Stock are issued together with other stock or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clause (A) and (B) above, as determined in good faith by the Board of Directors.

                            (2)  Options and Convertible Securities.  The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                                 (A)  the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                 (B)  the maximum number of shares of Common
Stock (as set forth in the instruments relating hereto, without regard to any provision contained therein designed to protect against the dilution), issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                  e. Adjustment to Series D Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series D Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  f. Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4(e) above or a merger or other reorganization referred to in Section 3
(c) above), the Series D Conversion Price than in affect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series D Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series D Preferred Stock immediately before that change.

                  g. Other Distributions. In the event the Corporation shall at anytime or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities (including evidences of indebtedness) of the Corporation other than Common Stock, then in each such event provision shall be made so that the holders of Series D Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event.

                  h. No impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate to protect the holders of the Series D Preferred Stock against impairment of the rights afforded them by this Section A.

                  i. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 4(d) of the Series D Conversion Rate or in the other securities or property (including cash) deliverable upon the conversion of the shares of Series D Preferred Stock, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and cause independent certified public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                  j. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, the Corporation shall cause to be mailed by first class mail to each holder of Series D Preferred Stock, at least twenty (20) days prior to the applicable record date, a notice specifying the date on which any such record was to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                  k. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue of delivery of shares of Common Stock on conversion of shares of Series D Preferred Stock pursuant hereto.

                  l. Reservation of Stock Issuable Upon Conversion.   T0he
Corporation shall take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect the conversion of all the outstanding shares of Series D Preferred Stock into shares of Common Stock at such time as the Corporation elects to effect such conversion, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

                  m. Fractional Shares. No fractional share shall be issued upon the conversion of any share of Series D Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series D Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion should result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the Series D Conversion Price then in effect.

                  n. Notices. Any notice required by the provisions of this Section C to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     Section 5. AMENDMENT. Any term relating to the Series D Preferred Stock may be amended only with the vote or written consent of holders of at least a majority of all shares of Series D Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series D Preferred Stock.

     Section 6. VOTING RIGHTS. Except as otherwise provided herein or as required by law, the holders of Series D Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote together with the holders of Common Stock as single class of capital stock upon the election of directors and upon any other matter submitted to the stockholders for a vote, on the following basis:

                  a. Holders of Common Stock shall have one (1) vote per share; and

                  b. Holders of Series D Preferred Stock shall have the number of votes per share as is equal to the number of full shares of Common Stock into which each such share of Series D Preferred Stock held by such holder is convertible at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent to stockholders is solicited.

                  c. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders at least a majority of the outstanding shares of Series D Preferred Stock shall be necessary:

                           (i)      for any amendment, alteration, or repeal of
any provision of the Certificate of Incorporation (including any Certificates of Designation of Preferred Stock) or Bylaws of the Corporation (including any filing of a Certificate of Designation);

                           (ii)     to alter or change the rights, preferences
or privileges of the Series D Preferred Stock;

                           (iii)    to create any new series of Preferred Stock
having preferences over the Series D Preferred Stock;

                           (iv)     to increase the authorized number of shares
of Series D Preferred Stock;

                           (v)      for any action that results in any
liquidation, acquisition, merger or sale of the Corporation or all or substantially all of its assets;

                           (vi)     for any action that results in any change
in the principal business of the Corporation; or

                           (vii)    for any action that results in the
repurchase of equity securities of the Corporation (other than the repurchase of stock from employees of the Corporation at original cost or pursuant to a Board approved incentive stock option plan).

                                                                     EXHIBIT D




                          INVESTOR'S RIGHTS AGREEMENT

                                    BETWEEN

                            AIR SOUTH AIRLINES, INC.

                                      AND

                       FIL-FIBER MANUFACTURING, INC. LTD

                       DATED AS OF SEPTEMBER _____, 1996

                               TABLE OF CONTENTS




                                                                                                       Page
I.       General  .......................................................................................1
         1.1      Definitions............................................................................1

II.      Restrictions On Transfer; Registration..........................................................2
         2.1      Restrictions on Transfer...............................................................2
         2.2      Demand Registration....................................................................3
         2.3      Piggyback Registrations................................................................4
         2.4      Form S-3 Registration..................................................................5
         2.5      Obligations of the Company.............................................................6
         2.6      Furnish Information....................................................................7
         2.7      Delay of Registration..................................................................7
         2.8      Indemnification........................................................................7
         2.9      Assignment of Registration Rights......................................................9
         2.10     Amendment of Registration Rights......................................................10
         2.11     "Market Stand-Off" Agreement..........................................................10

III.     Covenants Of The Company.......................................................................10
         3.1      Basic Financial Information and Reporting.............................................10
         3.2      Inspection Rights.....................................................................11
         3.3      Confidentiality of Records............................................................11
         3.4      Reservation of Series D Preferred Stock...............................................11
         3.5      Reservation of Common Stock...........................................................11

IV.      Rights Of First Refusal........................................................................12
         4.1      Subsequent Offerings..................................................................12
         4.2      Exercise of Rights....................................................................12
         4.3      Issuance of Equity Securities to Other Persons........................................12
         4.4      Termination of Rights of First Refusal................................................12
         4.5      Transfer of Rights of First Refusal...................................................12
         4.6      Excluded Securities...................................................................12

V.       Miscellaneous     .............................................................................13
         5.1      Governing Law.........................................................................13
         5.2      Survival ............................................................................ 13
         5.3      Successors and Assigns................................................................13
         5.4      Separability..........................................................................13
         5.5      Amendment and Waiver..................................................................14
         5.6      Delays or Omissions...................................................................14
         5.7      Notices  .............................................................................14
         5.8      Attorney's Fees.......................................................................14
         5.9      Titles and Subtitles..................................................................14
         5.10     Counterparts..........................................................................14

                          INVESTOR'S RIGHTS AGREEMENT

     THIS INVESTOR'S RIGHTS AGREEMENT (the "Agreement") is entered into as of the ____th day of September 1996, by and among AIR SOUTH AIRLINES, INC., a Delaware corporation (the "Company") and FIL-FIBER MANUFACTURING, INC. LTD, a company of British Virgin Island registry. ("Purchaser").


                                    RECITALS

     WHEREAS, the Company proposes to sell and issue an aggregate of $400,000 principal amount of convertible debentures (the "Convertible Debentures") pursuant to that certain Convertible Debenture Purchase Agreement (the "Purchase Agreement") of even date herewith between the Company and Purchaser (the "Purchase Agreement"); and

     WHEREAS, as a condition to entering into the Purchase Agreement, the Purchaser has requested that the Company extend to it registration rights, information rights and a right of first refusal as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

I. GENERAL.

     1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

     "1934 Act" means the Securities Exchange Act of 1934.

     "Equity Securities" means (i) any stock or similar security of the Company, (ii) any security convertible, with or without consideration, into any stock or similar security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any stock or similar security or (iv) any such warrant or right.

     "Family Member" means a Holder's spouse, children, stepchildren and grandchildren.

     "Final Prospectus" means an amended prospectus filed with the SEC pursuant to SEC Rule 424(b) of the Securities Act.

     "Holder" means any person owning of record Registrable Securities.

     "Initial Offering" means the first underwritten public offering of the Company's securities.

     "Initiating Holders" means the Holder or Holders of at least forty percent (40%) of the Registrable Securities then outstanding.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

     "Registrable Securities" means (i) the Shares; (ii) Common Stock of the Company issued or issuable upon conversion of the Shares; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Article II of this Agreement are not assigned. Outstanding Shares and warrants, rights and other securities issued as a dividend or other distribution with respect to outstanding Shares, or in exchange or replacement of outstanding Shares, shall be deemed to represent a number of shares of Registrable Securities equal to the number of shares of Common Stock into which such Shares, warrants, rights or other securities are convertible as of the time such determination is made.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall mean the Company's Series D Preferred Stock issuable assuming the conversion of the Convertible Debentures.

     "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "SEC" or "Commission" means the Securities and Exchange Commission.

II.  RESTRICTIONS ON TRANSFER; REGISTRATION.

     2.1 Restrictions on Transfer

     (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2.1, provided and to the extent such Section is then applicable and:

         (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

         (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (A) which is a partnership to its partners in accordance with partnership interests, (B) to the Holder's family member or trust for the benefit of an individual Holder or (C) to an affiliate of the Holder (as that term is defined in Rule 144(a)(1) of the Securities Act (an "Affiliate"), provided the transferee will be subject to the terms of this
Section 2.1 to the same extent as if he were an original Holder hereunder.

          (b) Each certificate representing Series D Preferred Stock or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR,IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT REQUIRE REGISTRATION.

          (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2  Demand Registration.

          (a) Subject to the conditions of this Section 2.2, if the Company shall receive at any time after the later of December 31, 1996 or one hundred twenty (120) days after the closing of the Initial Offering, a written request from the Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of (i) at least 25% of the Registrable Securities held by such Initiating Holders or (ii) any lesser number of shares if the anticipated aggregate offering price of such shares, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of
Section 2.2(b), effect, as soon as practicable, the registration under the Securities Act; provided, however, that the Initiating Holders may request registration of less than 25% of such Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, exceeds $5,000,000.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such

Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 2.2

          (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than thirty (30) days after receipt of the request of the Initiating Holders; provided that such right to thirty (30) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period.

          (e) All expenses incurred in connection with a registration pursuant to this Section 2.2 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holders, pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn, unless the withdrawal of the registration request results from either (a) intentional actions by the Company outside the normal course of business that materially reduce the feasibility of the registration proceeding, or (b) the discovery of information about the Company that was not known at the time of the Initiating Holders' request made pursuant to Section 2.2(a), and such information materially reduces the feasibility of the registration proceeding. If the Company is required to pay the registration expenses pursuant to this Section 2.2(e), then the Holders shall not forfeit their rights pursuant to this
Section 2.2 to a demand registration.

   2.3    Piggyback Registrations.

          (a) The Company shall notify all Holders in writing at least thirty
(30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to the Initial Offering, employee benefit plans and corporate reorganizations) and will afford each such Holder who would have been unable to sell all of such Registrable Securities on an unrestricted basis pursuant to Rule 144 promulgated under the Securities Act, during the four-week period immediately preceding the effective date of the registration statement, an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding anything to the contrary, the foregoing shall not apply to any registrations occurring on or after the fifth anniversary of the Initial Offering.

          (b) If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty percent (20%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than fifty percent (50%) of the Registrable Securities proposed to be sold in the offering.

          (c) The Company shall bear all fees and expenses incurred in connection with any registration under this Section 2.3 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata with respect to their included shares), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, and the reasonable fees and disbursements of a single counsel to the selling Holders (which counsel shall also be counsel to the Company unless counsel to the Company has a conflict of interest with respect to the representation of any selling Holder or the underwriters object to the selling Holders representation by Company counsel).

          2.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least ten percent (10%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

              (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

              (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of written notice from the Company pursuant to Section 2.4(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4: (i) if Form S-3 is not available under the Securities Act or rules or regulations promulgated thereunder for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than thirty (30) days after receipt of the request of the Holder or Holders under this Section 2.4, provided that, such right to defer the filing may be exercised by the Company no more than once in any one-year period; (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected one
(1) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or
(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

              (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such expenses incurred in connection with registrations requested pursuant to this Section 2.4 shall be paid by the selling Holders (and any other selling stockholders pro rata with respect to their included shares, including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holder or Holders.

       2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and each other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

     2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 9134 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section
2.8 of notice of the commencement of any action (including any governmental action) as to which indemnity may be sought, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

         (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

         (e) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied it he amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the Final Prospectus, such indemnity agreement shall not inure to the benefit of any person obligated under the Securities Act to furnish to the person asserting the loss, liability, claim or damage a copy of the Final Prospectus if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         (f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement, or otherwise.

     2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article II may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under Sections 2.2, 2.3 or 2.4 hereof unless such transferee or assignee:
(i) is a Holder; (ii) holds after such transfer or assignment at least five hundred thousand (500,000) shares of Registrable Securities (as adjusted for stock dividends, splits and combinations); or (iii) is a Family Member or a subsidiary, parent, general partner, Affiliate, or limited partner of a Holder. In each such case, the Company shall, within twenty (20) days after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.

     2.10 Amendment of Registration Rights. Any provision of this Article
II may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article II, each Holder hereby agrees to be bound by the provisions hereunder.

         2.11 "Market Stand-Off" Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, the Purchaser shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such stockholder (other than those included in the registration) for a period specified by the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company and all holders of at least one percent (1%) of the Company's voting securities enter into similar agreements. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

III.     Covenants Of The Company.

         3.1   Basic Financial Information and Reporting.

         (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

         (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter or, after the Initial Offering, simultaneously with the filing of the Company's annual report on Form 10-K with the SEC, the Company will furnish each Holder a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

         (c) As soon as practicable after the end of each fiscal quarter of the Company, and in any event within thirty days thereafter or, after the Initial Offering, simultaneously with the filing of the Company's reports on Form 10-Q with the SEC, the Company will furnish each Holder a consolidated balance sheet of the Company, as at the end of such fiscal quarter, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such quarter, prepared and presented in a manner consistent with the financial statements described in Section 3.1 (b). Such statement shall be accompanied by a certificate signed by the Chairman of the Board and Chief Financial Officer of the Company stating that the preparation and presentation of such statements is consistent with the financial statements described in Section 3.1 (b).

         (d) So long as a Holder (with its Affiliates) shall own not less than one million (1,000,000) shares of Registrable Securities, the Company will furnish such Holder a consolidated balance sheet of the Company, as at the end of each calendar month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month, prepared and presented in a manner consistent with the financial statements described n
Section 3.1 (b). Such statements shall be furnished as soon as practicable after the end of each month and in any event within ten days thereafter and shall be accompanied by a certificate signed by the Chairman of the Board and Chief Financial Officer of the Company stating that the preparation and presentation of such statements is consistent with the financial statements described in Section 3.1 (b). Prior to January 1st of each year, the Company shall furnish such Holders an annual budget for the Company for the following twelve month period, broken down by month. The Company's obligations under this
Section 3.1 (d) shall terminate upon the Initial Offering.

     3.2 Inspection Rights. So long as a Holder (with its affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities, each such Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     3.3 Confidentiality of Records. Each Holder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information to any partner, subsidiary, Affiliate or parent of such Holder for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

     3.4 Reservation of Series D Preferred Stock. Upon filing by the Company of the Certificate of Designation (as defined in the Purchase Agreement) with the Secretary of State of the State of Delaware and at all times thereafter, the Company will reserve and keep available, solely for issuance and delivery upon the conversion of the Convertible Debentures, all Series D Preferred
Stock issuable from time to time upon such conversion.

     3.5 Reservation of Common Stock. Upon filing by the Company of the Certificate of Designation (as defined in the Purchase Agreement) with the Secretary of State of the State of

Delaware and at all times thereafter, the Company will reserve and keep available, solely for issuance and delivery upon the conversion of the Series D Preferred Stock issuable upon conversion of the Convertible Debentures, all Common Stock issuable from time to time upon such conversion.

IV.  Rights Of First Refusal.

     4.1 Subsequent Offerings. Each Holder shall have a right of first refusal to purchase its pro rata share of all Equity Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
4.6 hereof. Each Holder's pro rata share is equal to the ratio of the number of shares of Common Stock, assuming full conversion of all Convertible Debentures and Registrable Securities owned by such Holder, held by such Holder immediately prior to the issuance of such Equity Securities to the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issuable upon conversion of the Convertible Debentures and Registrable Securities).

     4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities; it shall give each Holder written notice of its intention, describing the Equity Securities, the price; and the terms and conditions upon which the Company proposes to issue the same. Each Holder shall have fifteen (15) days from the receipt of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     4.3 Issuance of Equity Securities to Other Persons. If the Holders fail to exercise in full the rights of first refusal, the Company shall have ninety
(90) days thereafter to sell the Equity Securities in respect of which the Holders' rights were not exercised, at a price and upon terms and conditions no more favorable to the purchaser thereof than specified in the Company's notice to the Holders pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Holders in the manner provided above.

     4.4 Termination of Rights of First Refusal. The rights of first refusal established by this Article IV shall terminate upon the closing of the Initial Offering.

     4.5 Transfer of Rights of First Refusal. The rights of first refusal of each Holder under this Article IV may be transferred to any subsidiary or parent of such Holder, to any successor in interest to all or substantially all the assets of such Holder, or to an assignee or transferee who acquires Registrable Securities.

    4.6  Excluded Securities. The rights of first refusal established by this
Article IV shall have no application to any of the following Equity Securities:

         (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Company;

         (b) stock issued pursuant to any rights, options and warrants granted after the date of this Agreement, provided that the rights of first refusal established by this Article IV are applied with respect to the initial sale or grant by the Company of such rights, options or warrants;

         (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

         (d) any Equity Securities that are issued by the Company as part of the Initial Offering referred to in Section 4.4 hereof:

         (e) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

         (f) shares of Common Stock issued upon conversion of the Company's Preferred Stock; and

         (g) shares of Series D Preferred Stock or Common Stock issued upon conversion of the Convertible Debentures; and

         (h) any Equity Securities issued pursuant to any equipment leasing arrangement or commercial bank financing approved by the Company's Board of Directors.

V.   MISCELLANEOUS.

         5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

         5.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time, provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.4 Separability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.5 Amendment and Waiver.

             (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of more than fifty percent (50%) of the Registrable Securities.

             (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of more than fifty percent (50%) of the Registrable Securities.

         5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under this Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) upon receipt at the address on the signature page hereto after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

         5.8 Attorneys' Fees. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

         5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Investor's Rights Agreement as of the date set forth in the first paragraph hereof.


AIR SOUTH AIRLINES, INC.                       FIL-FIBER MANUFACTURING, INC. LTD





By:                                            By:
   ---------------------------                    -----------------------------
    John P. Tague                                   Anthony E. Hwang
    President                                       Attorney-in-Fact

Address:                                       Address:

2625 Airport Blvd.                     c/o A & E Group
West Columbia, SC 29170                Murray Hill Plaza, 2H
                                       244 Madison Avenue
                                       New York, New York 10016

                                   EXHIBIT E


                                FORM OF OPINION

         1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

         2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted and is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conducts of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the Company, its assets, financial condition or operations.

         3. The Company's authorized capital stock consists of (a) __________ (__________) shares of Common Stock, $.001 par value, of which __________ (__________) shares are issued and outstanding, and (b) __________ (__________)
shares of Preferred Stock, $.001 par value, of which (i) One Million Two Hundred Fifty Thousand (1,250,000) shares have been designated Series A Preferred Stock having a liquidation preference of Two Dollars ($2.00) per share all of which shares are issued and outstanding; (ii) Six Hundred Twenty-Five Thousand (625,000) shares have been designated Series B Preferred Stock having a liquidation preference of Four Dollars ($4.00) per share all of which shares are issued and outstanding; (iii) One Hundred Twenty Thousand (120,000) shares have been designated Series C Preferred Stock having a liquidation preference of Twelve Dollars and Fifty Cents ($12.50) per share all of which shares are issued and outstanding; and (iv) Sixteen Million (16,000,000) shares have been designated Series D Preferred Stock having a liquidation preference of Twenty-Five Cents ($0.25) per share none of which shares are issued and outstanding and __________ shares of Series E Preferred Stock, none of which are issued and outstanding. The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series A Preferred Stock are as stated in the Certificate of Incorporation. The rights, preferences and privileges of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are each set forth in their respective Certificate of Designation filed by the Company with the Secretary of State of Delaware. The shares of Common Stock issuable upon conversion of the Preferred Stock have been duly authorized and reserved. To my knowledge, there are no preemptive rights, rights of first refusal or rights of co-sale which exist with respect to the issuance and sale of the Debentures that have not been waived.

         The Company has reserved __________ shares of Common Stock for issuance upon the exercise of: (i) options to purchase shares of Common Stock pursuant to its various stock option plans for directors, officers and employees; (ii) and warrants to purchase shares of Common Stock which have been issued to a supplier, former employees, consultants to the Company, a bank lender to the Company and the guarantor of certain bank debt of the Company. Other than as set forth above and except as may be granted pursuant to (i) that certain Investor's Rights Agreement entered into as of December 29, 1995 between the Company and purchasers of the Company's Series B Preferred Stock;
(ii) that certain Investor's Rights Agreement entered into as of May 24, 1996 between the Company and purchasers of the Company's

Series B Preferred Stock; (iii) those certain Investor's Rights Agreement entered into as of June 14, 1996 and June 26, 1996 between the Company and purchasers of the Company's Series C Preferred Stock; (iv) that certain Investor's Rights Agreement entered into as of August 16, 1996 between the Company and purchasers of $4 million of the Company's convertible debentures on August 16, 1996, there are no outstanding options, warrants, rights (including conversion or preemptive rights),proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

         4. To the best of such counsel's knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the shares of Series E Preferred Stock issuable upon conversion of the Convertible Debentures (the "Shares") or that might result, either individually or in the aggregate, in any material adverse change in the business, condition (financial or otherwise), properties or results of operations of the Company.

         5. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the issuance of the Shares have been made or obtained.

         6. The issuance of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended.

AIR SOUTH, INC. [LETTERHEAD]



                                   EXHIBIT F








                                                            September _____ 1996


Fil-Fiber Manufacturing, Inc. Ltd.
c/o A & E Group
Murray Hill Plaza, 2H
244 Madison Avenue
New York, NY 10016



                  Re:  $400,000.00
                       Air South Airlines, Inc.
                       Convertible Debentures

Gentlemen:

         I refer to: (a) the proposed transaction in which Air South Airlines, Inc., a Delaware corporation (the "Company"), will sell to Fil-Fiber Manufacturing inc., Ltd. (the "Purchaser") $400,000.00 of its Convertible Debentures (the "Debenture"); (b) that certain Convertible Debenture Purchase Agreement dated even date herewith between the Company and the Purchaser (the "Purchase Agreement"); and (c) that certain Investor's Rights Agreement dated even date herewith between the Company and the Purchaser (the "Rights Agreement").

         I have examined the Purchase Agreement, the Rights Agreement, the Debenture, the form of a Certificate of Designation for the Series D Preferred stock into which the Debenture will be convertible and such other documents relating to the sale of the Debenture as I have deemed appropriate in the circumstances. I have reviewed, to the extent I have deemed appropriate, the corporate proceedings and records of the Company. I have examined, also to the extent I have deemed appropriate, proceedings of various governmental entities and agencies involved in the business and affairs of the Company.

         In rendering this opinion, as to certain matters of fact, I have relied upon representations, warranties and covenants made by the parties to the Purchase Agreement, certificates of officers of the Company, certificates of public officials and oral interviews of various officers, agents and attorneys of the Company.

         I have assumed the genuineness of all signatures (except those of persons signing the Purchase Agreement, Rights Agreement and other documents and instruments on behalf of the Company) to, and the authenticity of, all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

Fil-Fiber Manufacturing, Inc. Ltd.  - 2 -


--------------------------------------------------------------------------------

         I am also assuming that the Purchaser has all requisite power and authority and has taken all necessary actions to enter into the Purchase Agreement and the Rights Agreement and to effect any transactions contemplated thereby. Finally, I have made or caused to be made such other investigations of law and fact as in my judgment permits me to render an informed opinion on the matters set forth below.

         Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement.

         Based upon and subject to the foregoing, it is my opinion that:

         1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

         2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted and is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the Company, its assets, financial condition or operations.

         3. The Purchase Agreement and the Rights Agreement have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity under section 2.8 of the Rights Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         4. The Debenture has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement of the Debenture may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditor's rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         5. The opinions stated in paragraphs 3. and 4., above are qualified by the following: (a) the Company does not have sufficient authorized Preferred Stock to allow the conversion of the Debenture into Series D Preferred Stock;
(b) the Company does not have sufficient authorized Common Stock to allow the conversion of the Series D Preferred Stock into Common Stock.

         6. The Company's authorized capital stock consists of (a) Eighteen Million (18,000,000) shares of Common Stock, $0.001 par value ("Common Stock") , of which Six Million Nine Hundred Seventeen Thousand One Hundred Eighty-Two (6,917,182) shares are issued and outstanding, and (b) Two Million (2,000,000) shares of Preferred Stock, $0.001 par value (the "Preferred Stock"), of which:
(i) One Million Two Hundred Fifty Thousand (1,250,000) shares have been designated Series A Preferred Stock having a liquidation preference of Two Dollars ($2.00) per share all of which shares are issued and outstanding; (ii) Six Hundred Twenty-Five Thousand (625,000) shares have been designated Series B Preferred Stock having a liquidation

Fil-Fiber Manufacturing, Inc. Ltd.  - 3 -


--------------------------------------------------------------------------------

preference of Four Dollars ($4.00) per share all of which shares are issued and outstanding; and (iii) One Hundred Twenty Thousand (120,000) shares have been designated Series C Preferred Stock having a liquidation preference of Twelve and 50/100 dollars ($12.50) per share, all of which shares are issued and outstanding. The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series A Preferred Stock are as stated in the Certificate of Incorporation. The rights, preferences and privileges of the Series B Preferred Stock are set forth in a Certificate of Designation filed by Company with the Secretary of State of Delaware. The rights preferences and privileges of the Series C Preferred Stock are set forth in a Certificate of Designation filed by the Company with the Secretary of State of Delaware. The 9,250,000 shares of Common Stock issuable upon conversion of the issued and outstanding shares of Preferred Stock have been duly authorized and reserved. To the best of my knowledge, there are no preemptive rights, rights of first refusal or rights of co-sale which exist with respect to the issuance and sale of the Debentures which have not been waived.

         The Company has reserved 10,384,833 shares of Common Stock (the "Reserved Shares") for issuance upon the: (a) exercise of options to purchase shares of Common Stock pursuant to its stock option plans for directors, officers and employees; (b) the exercise of warrants and options to purchase shares of Common Stock which have been issued to a supplier, former employees, consultants to the Company and the guarantor of certain bank debt of the Company. To the best of my knowledge, after inquiry, other than (a) rights to convert issued and outstanding shares of Preferred Stock and (b) the options and warrants related to the Reserved Shares as set forth above and except as may be granted pursuant to (i) that certain Investor's Rights Agreement entered into December 29, 1995 between the Company and purchasers of the Company's Series A Preferred Stock, (ii) that certain Investor's Rights Agreement entered into May 24, 1996 between the Company and purchasers of the Company's Series B Preferred Stock, (iii) those certain Investor's Rights Agreements entered into as of June 14, 1996 and June 28, 1996 between the Company and purchasers of the Company's Series C Preferred Stock, will be (iv) that certain Investor's Rights Agreement entered into August 16, 1996 between the Company and the purchaser of $4,000,000 of the Company's Convertible Debentures which will be convertible into the Company's Series D Preferred Stock (when such preferred stock has been authorized) and (v) that certain Investor's Rights Agreement entered into as of September 4, 1996, between the Company and the Purchaser of $500,000 of the Company's Convertible Debentures which will be convertible into the Company's Series E Preferred Stock (when such preferred stock has been authorized) there are no outstanding options, warrants, rights (including conversion or preemptive rights), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

         7. The execution and delivery of the Purchase Agreement and the Rights Agreement by the Company and the issuance of the Debenture pursuant thereto do not violate any provisions of the Company's Certificate of Incorporation or By-Laws, and to not constitute a material default (which has not been consented to or waived) under the provisions of any material agreement known to me which the Company is a party or by which it is bound, and do not violate or contravene (A) any governmental statute, rule or regulation applicable to the Company or (B) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which I am aware, the violation or contravention of which would have a Material Adverse Effect.

Fil-Fiber Manufacturing, Inc. Ltd.  - 4 -


--------------------------------------------------------------------------------

         8. To the best of my knowledge, there is not action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Debenture, the Purchase Agreement or the Rights Agreement or might result, either individually or in the aggregate, in a Material Adverse Effect. I call to your attention the inquiry of the United States Department of Transportation (the "DOT") which is described in Schedule 4.08 of the Purchase Agreement. Although I do not believe it is likely, such inquiry could lead to actions by the DOT which could have a Material Adverse Effect. I also call your attention to the civil lawsuits referred to in Schedule 4.8 of the Purchase Agreement in which the Company is a defendant. It the plaintiffs were to prevail in such lawsuits in a manner in which none of the Company's defenses (both as to liability and damages) such lawsuits could be deemed to have caused a material adverse effect.

         9. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Purchase Agreement, have been made or obtained.

         10. The offer and sale of the Debenture is exempt from the registration requirements of the Securities Act of 1933, as amended. The qualification of an indenture with respect to the Debentures under the Trust Indenture Act of 1939, as amended, is not required in connection with the offer, issue, sale and delivery of the Debentures.

         11. The issue and sale of the Debentures and the carrying out of any of the other transactions contemplated in the Purchase Agreement will not violate Regulation G of the Board of Governors of the Federal Reserve System (12.C.F.R. 207, as amended) or Regulation U (12.C.F.R. 221, as amended), Regulation T (12.C.F.R. 220, as amended) or Regulation X (12.C.F.R. 224, as amended) or any other regulation of such Board.

         This opinion is being furnished to you solely in connection with the transaction referred to above and is not to be relied upon by any other person. The opinions expressed herein are rendered and speak only as of the date hereof, and I specifically disclaim any undertaking to update such opinion or to advise you of subsequent legal or factual developments affecting the same that hereafter may come to my attention.

                                   Sincerely,



                                   /s/ David Y. Monteith
                                   ---------------------
                                   David Y. Monteith

DYM/akd

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
                                 SCHEDULE 4.04



         (1) The Company's Series A, Series B and Series C Preferred Stock have: (a) rights to convert their shares to shares of Common Stock par value $0.001 per share ("Common Stock") of the Company; (b) a right of first refusal as to any additional issues of equity securities of the Company; and (c) anti-dilution rights in the event of certain issuances of equity securities.

         (2) On August 16, 1996 the Company sold $4,000,000 of Convertible Debentures due August 16, 1999. The holders of such debentures have: (a) rights to convert their debentures to shares of Series D Convertible Preferred Stock par value $0.001 per share which, in turn are convertible into shares of Common Stock; and (b) a right of first refusal as to any equity securities of the Company; on September 4, 1996 the Company sold $500,000 of Convertible Debentures due August 16, 1999. The holders of said debentures have: (a) rights to convert their debentures to shares of Series E Preferred Stock par value $0.001 per share which, in turn are convertible into shares of Common Stock;
(b) a right of first refusal as to certain equity securities; and (c) anti-dilution rights as to certain issuances of equity securities.

         (3) The Company has reserved 10,384,833 shares of Common Stock pursuant to (i) its various stock option plans for directors, officers and employees; (ii) warrants to purchase shares of Common Stock which have been issued to a supplier, certain former employees, consultants to the Company, and the guarantor of certain bank debt of the Company; and (iii) conversion rights of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Up to an additional 32,000,000 shares of Preferred Stock and 32,000,000 shares of Common Stock will be required to authorized and reserved for conversion of the Company's convertible debentures and Series D and Series E Preferred Stock if the maximum number of debentures convertible into Series E Preferred authorized by the Board are sold.

         (4) The Company believes that certain of its shareholders may hold proxies from family members and others to whom they transferred shares of Common Stock; however, the Company does not believe that such proxies cover more than an insubstantial number of shares.

         (5) The Company believes that substantially all of its outstanding securities were issued in compliance with all applicable federal and state securities laws; however, as to an insubstantial number of shares of Common Stock, the Company does not have sufficient knowledge of the circumstances of their issuance to make an informed judgment as to their having been issued in compliance with such laws.

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
                                 SCHEDULE 4.06

(i)      Issuances of Stocks, Bonds or Other Corporate Securities

         (a) On May 24, 1996 the Company issued 625,000 shares of its Series B Preferred Stock.

         (b) On June 14, 1996 the Company issued 40,000 shares of its Series C Preferred Stock.

         (c) On June 26, 1996 the Company issued 80,000 shares of its Series C Preferred Stock.

         (d) On July 17, 1996 the Company issued 100,000 shares of Common Stock par value $0.001 per share to its Chief Executive Officer in fulfillment of an incentive to his employment.

         (e) On April 26, 1996 the Company issued to H&Q Group a warrant exercisable for 400,000 shares of Series A Preferred Stock.

         (f) On August 16, 1996 the Company sold $4,000,000 of convertible debentures due August 16, 1999.

         (g) On September 4, 1996 the Company sold $500,000 of convertible debentures due August 16, 1999; these debentures are part of the $4,000,000 of such debentures of which the Debentures are a part.

(ii)     Incurrence of Liabilities

         (a) On March 29, 1996 the Company entered into a $1 Million Revolving Line of Credit (the "NationsBank Line") with NationsBank, N.A. $500,000 has been drawn against such line of credit.

         (b) On April 26, 1996 the Company closed a $2 Million loan with National Bank of South Carolina guaranteed by Hambrecht & Quist Group.

         (C) On May 17, 1996, the Company entered into a $1 Million demand loan with H&Q Air South Investors, L.P. ("H&Q"). This loan was repaid with proceeds from the Series B Preferred Stock financing referred to in (i) "(a)" above.

         (d) On July 17 and July 18, 1996, the Company entered into demand loans with H&Q for $250,000 and $800,000, respectively.*

         (e) On August 1 and August 8, 1996, the Company entered into demand loans with H&Q for $1,000,000 and $250,000, respectively.*

         (f) On August 13, 1996, the Company entered into a demand loan with H&Q for $250,000.*

         (g) On August 15, 1996, the Company entered into a demand loan with H&Q for $250,000.*

(iii)    Mortgages, Pledges and Creation of Liens

         In connection with the NationsBank Line the Company granted a first lien on substantially all its assets.

(iv)     Sale of Assets

         On April 26, 1996 the Company sold $441,400 of its aircraft parts inventory under an agreement by which it would repurchase certain of such parts from time-to-time on an as needed basis.

(v)      Change in Business Operations

         Beginning on March 14, 1996 the Company changed its business plan from being a Southeastern regional airline to one providing service from underserved cities in the Southeast to high population density areas of the Northeast and Midwest.

(vi)     Redemptions

         On January 2, 1996, the Company redeemed 250,000 shares of its Common Stock, par value $0.001 per share held by Patrick J. O'Shea, the former President of the Company, and certain other persons designated by him for $2.00 per share.

(vii)    Changes in Officer Compensation

         On August 25, 1996 the Company elected a new President and Chief Executive Officer whose aggregate compensation is significantly higher than its former President and Chief Executive Officer.

---------------
* Each of these demand loans was satisfied out of the proceeds of the transaction referred to in (i)(f), above

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
                                 SCHEDULE 4.07



The Company is in violation or in default of the following instruments or contracts as to which it is a party.

         (a) Air South, Inc. (now Air South Airlines, Inc.) HUD Section 108 Loan Program.

         (b)      Revolving Credit Facility with NationsBank, N.A.

         (c)      Loan Agreement with the National Bank of South Carolina.

         (d) Aircraft leases on five Boeing 737 aircraft leased through GE Capital Aviation Services, Inc.

The Company may be in violation of other instruments or contracts to which it is a party; however, the Company believes that any such violations either individually or in the aggregate will not result in a Material Adverse Effect.

                   CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
                                SCHEDULE 4.08



The Company is the subject of an inquiry from the United States Department of Transportation (the "DOT") with regard to its fitness to be a certificated air carrier. The inquiry stated that it arose as a result of publicity concerning a dispute between the Company and the Hillsborough County Aviation Authority over the Company's cessation of operations at and non-payment of rent for Tampa International Airport, Florida. The Company has responded to the inquiry. Through its counsel, Bagileo, Silverberg &
Goldman of Washington, D.C., the Company has received additional inquiries from the DOT; the Company is preparing its response to such additional inquiries. The Company is the defendant in a lawsuit arising out of its contracts with the Hillsborough County Aviation Authority relating to its use of Tampa International Airport. The Company has been sued by a former president and chief executive officer of the Company seeking damaged incurred because of an alleged breach of the terms of his employment by the Company.

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
                                 SCHEDULE 4.10



All of the properties and assets of the Company are subject to security interests created by:

         (a)      the HUD Loan; and

         (b) that certain loan from NationsBank, N.A. to the Company made March 29, 1996.

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
                                 SCHEDULE 4.11



The Company is in default in one or more respects, including the making of lease payments thereon as to the following leases of property, real or personal:

         (a) Aircraft Lease Agreement for five Boeing 737 aircraft arranged through GE Capital Aviation Services, Inc.

         (b) Terminated lease and other agreements with Hillsborough County Aviation Authority relating to the Company's operations (discontinued since April 5, 1996) at Tampa International Airport, Florida.

                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT
                                 SCHEDULE 4.14



The outstanding Debt of the Company consists of:

         (a) debt incurred pursuant to the HUD Loan of which $12 million is outstanding on the date hereof;

         (b) debt incurred pursuant to a loan from NationsBank N.A. to the Company, of which $500,000 is outstanding on the date hereof;

         (C) debt incurred pursuant to a loan from The National Bank of South Carolina to the Company of which $2 million is outstanding on the date hereof; and

         (d) debt incurred pursuant to the issuance of $4,000,000 of convertible debentures due August 16, 1996; and

         (e) debt incurred pursuant to the issuance of $500,000 of convertible debentures on September 4, 1996.